Exhibit 10
CURRENT COMPENSATION ARRANGEMENTS FOR
NAMED EXECUTIVE OFFICERS
Base Salary – The current annual base salaries for the Chief Executive Officer and the other four most highly compensated executive officers in 2005 (the “Named Executive Officers”) are as follows:

K. S. Hachigian – Chairman, President and Chief Executive Officer	$1,000,000
T. A. Klebe – Senior Vice President and Chief Financial Officer	$500,000
P. M. Isabella – Executive Vice President, Cooper Connection	$420,000
D. R. Sheil – Senior Vice President, Human Resources and Chief Administrative Officer	$388,500
G. L. Gawronski – Vice President, International Operations	$300,000